Exhibit 99.1


                           IOWA FIRST BANCSHARES CORP.
                             AUDIT COMMITTEE CHARTER

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the integrity of the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, the Company's compliance with legal and regulatory requirements as they relate to financial accounting and disclosure issues, and the audit process.

In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communication between the internal auditors, the independent accountant, and the Board of Directors.

2. Review and update the committee's charter annually, recommending such changes to the Board of Directors.

3. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

4.   Recommend  to  the  Board  of  Directors  the  appointment,   compensation,
     retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services.

5. Review and concur in the appointment, replacement, reassignment, or dismissal of the internal audit staff.

6. Review, assess, and discuss the independence of the internal auditor and the independent accountant, including a review and pre-approval of management consulting services and related fees provided by the independent accountant.

7. Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner.

8. Inquire of the internal auditor and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

9. Inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. These certifying officers will meet with the committee a minimum of four times annually to discuss disclosure controls, internal controls, and any other issues deemed necessary by management or the committee.

10. Consider, in consultation with the independent accountant and the internal auditor, the audit scope and plan of the internal auditors and the independent accountant.

11. Consider and review with the independent accountant and the internal auditor:

     a.   The adequacy of the company's internal controls.

     b.   Any  related   significant   findings  and   recommendations   of  the
          independent   accountant   and   internal   auditing   together   with
          management's responses thereto.

     c. Any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 or other professional standards.

12. Review with management and the independent accountant at the completion of the annual examination:

     a. The company's annual financial statements, related footnotes, and other schedules, including fees by category as defined in Item 9(e)(1)-(4) of Schedule 14A (proxy statement), before they are filed with the SEC or other regulators.

     b. The independent accountant's report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences.

     c. Any significant changes required in the independent accountant's audit plan.

     d. Any significant difficulties or disputes with management encountered during the course of the audit and their resolution.

     e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

13. Consider and review with the internal auditor and management, as deemed appropriate:

     a. Significant findings during the year and management's responses thereto.

     b. Any difficulties encountered in the course of the audits, including any restrictions on the scope of their work or access to required information.

     c.   Any changes required in the planned scope of their audit plan.

     d.   The Internal Audit Department budget and staffing.

     e.   The Internal Audit Department Policy.

14. When necessary, meet with the internal auditor, the independent accountant, and management in separate sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

15.  Report   committee   actions   to  the   Board  of   Directors   with  such
     recommendations as the committee may deem appropriate.

16. Approve a letter for inclusion in the proxy statement that describes the committee's composition and responsibilities, and how they were discharged.

17.  Review and approve all related party transactions of the Company.

18.  Review and discuss any reports concerning material violations  submitted by
     Company   attorneys  or  outside  counsel  pursuant  to  the  SEC  attorney professional responsibility rules (17 CFR Part 205).

19. Follow hiring policies for employees or former employees of the independent auditors as defined by the appropriate regulation.

20. Maintain procedures for the receipt, retention, and treatment of complaints received by Iowa First Bancshares Corp. regarding accounting, internal accounting controls, or auditing matters. The Audit Committee will also maintain procedures for the "confidential, anonymous submission by employees" of concerns regarding questionable accounting or auditing matters.

21. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation, without seeking approval of the Board or management.

22. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

     a.   Compensation  to  the  independent   auditors  and  any  other  public
          accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

     b.   Compensation of any advisers employed by the Audit Committee; and

     c. Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

23. The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or
     others  to  attend  the  meeting  and  provide  pertinent   information  as
     necessary.

24.  The  committee  shall  appoint at least one  member as an "Audit  Committee
     Financial   Expert",   as  defined  by  the  final  rule  implementing  the
     requirements of Section 407 of the Sarbanes - Oxley Act of 2002. In addition, all members of the Committee must be sufficiently financially sophisticated to be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.

25. The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the Board of Directors.

The membership of the Audit Committee shall consist of at least three independent members (as defined by appropriate SEC rules and regulations) of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit Committee members may not be an executive officer of or more than a 10% shareholder of the issuer. Audit Committee members may not accept any consulting, advisory, or other compensatory fees from Iowa First Bancshares Corp. or its subsidiaries, other than in his or her capacity as a member of the Audit Committee, Board of Directors, or other Board committee. Audit committee members and the committee chairman shall be nominated by the Nominating Committee, with subsequent approval by the full Board of Directors.

As stated previously, the function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations as they relate to financial accounting and disclosure issues. The independent auditors are responsible for planning and carrying out a proper audit of the Company's financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management's assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending December 31, 2005), and other procedures. In fulfilling their responsibilities, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.